Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Cinemark, Inc.

Offer to Exchange its 9 3/4% Senior Discount Notes due 2014

($577,173,000 aggregate principal amount at maturity)
which have been registered under the Securities Act of 1933, as amended, for any and all of its outstanding 9 3/4% Senior Discount Notes due 2014 that were issued on March 31, 2004 in a transaction exempt from registration under the Securities Act

Pursuant to the Prospectus dated                , 2004

      This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if certificates for the Company’s 9 3/4% Senior Discount Notes due 2014, $577,173,000 aggregate principal amount at maturity which were issued in a private offering on March 31, 2004 (the “Initial Notes”) are not immediately available, (ii) Initial Notes, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York Trust Company, N.A. (the “Exchange Agent”) on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering Initial Notes” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Initial Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Initial Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                   , 2004, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By Registered or Certified Mail: The Bank of New York Trust Company, N.A. Corporate Trust Operations Reorganization Unit 101 Barclay Street, 7 East New York, New York 10286 Attn: Kin Lau	By Hand or Overnight Delivery: The Bank of New York Trust Company, N.A. Corporate Trust Operations Reorganization Unit 101 Barclay Street — 7 East New York, New York 10286 Attn: Kin Lau	Facsimile Transmissions: (Eligible Institutions Only) (212) 298-1915 To Confirm by Telephone or for Information Call: Kin Lau (212) 815-3750

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      The undersigned hereby tenders to Cinemark, Inc., a Delaware corporation (the “Company”), upon the terms and subject to the conditions set forth in the Prospectus dated  , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount at maturity of Initial Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering Initial Notes.”

Aggregate Principal Amount at Maturity	Name(s) of Registered Holder(s):
Amount Tendered: $ ----------------------------*
Certificate No(s) (if available):

$

(Total Principal Amount at Maturity Represented by Initial Notes Certificate(s))
If Initial Notes will be tendered by book-entry transfer, provide the following information:
DTC Account Number:

Date:

* Must be in integral multiples of $1,000 principal amount at maturity.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE
X	X

X	X

Signature(s) of Owner(s) or Authorized Signatory	Date
Area Code and Telephone Number:

      Must be signed by the holder(s) of the Initial Notes as their name(s) appear(s) on certificates for Initial Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person’s authority to so act.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

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GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Initial Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Initial Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Initial Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title (Please Type or Print)

Zip Code

Area Code and Telephone Number:	Date:

NOTE:	DO NOT SEND CERTIFICATES FOR INITIAL NOTES WITH THIS FORM. CERTIFICATES FOR INITIAL NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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